                           SHARE PURCHASE AGREEMENT
                           ------------------------

This share purchase agreement (the "Agreement") is made this 23rd day of June, 1999 (the "Effective Date"), by and between

United Pan-Europe Communications N.V.,
with offices at Fred. Roeskestraat 123, 1076 EE Amsterdam, hereinafter referred to as "UPC"; and

MediaOne International B.V.,
with offices at Vestdijk 18, 5611 CC Eindhoven, hereinafter referred to as "MediaOne";

(UPC and MediaOne are hereinafter also referred to as the "Parties", and each a "Party");

WITNESSETH:

1. The Parties each currently own 50% of the issued share capital of A2000 Holding N.V. (the "Company"). The Company owns 100% of the issued ordinary share capital of Kabeltelevisie Amsterdam B.V. ("KTA"). The Parties entered into a joint venture agreement regarding the Company, dated 13 February 1996, which agreement was amended in 1997 and 1998 ("JV Agreement").

2. The Parties have now agreed that UPC will acquire or cause a Subsidiary of UPC, to acquire MediaOne's interest in the Company pursuant to the terms and conditions set forth in this Agreement.

Definitions
-----------

Unless the context requires otherwise, the following capitalised terms and expressions in this Agreement are defined terms and expressions which shall have the following meaning:

Acquisition                    The acquisition of UPC of the Shares and the
                               Licenses to the extent MediaOne has any rights pursuant to the KT CAI Agreements or the Settlement Agreement

Agreement                      This share purchase agreement
Business Day                   Any day that the national banks in the United
                               States of America, England and/or The
                               Netherlands are open for business

Civil Law Notary               Any civil law notary of Loeff Claeys Verbeke

Claim Notice                   A notice of a claim for Losses as referred to in
                               Section 6.4

Closing The consummation of the transactions contemplated by this Agreement on the Closing Date

Closing Date                   The date set forth in Section 1.2
Company                        A2000 Holding N.V., a public limited liability
                               company incorporated under the laws of The
                               Netherlands, having its registered seat and office in The Netherlands, 1014 BA Amsterdam,
                               Kabelweg 61

Deed of Transfer               The notarial deed of transfer of the Shares in
                               the form of Schedule 1

Effective Date                 The date of this Agreement, 23 June 1999

JV Agreement                   The joint venture agreement between the Parties
                               dated 13 February 1996, which agreement was amended in 1997 and 1998

KTA Kabeltelevisie Amsterdam B.V., a private limited liability company incorporated under the laws of The Netherlands

KT CAI Agreements              The agreements between KTA and (i) the
                               Municipality of Amsterdam, (ii) the Municipality of Purmerend, (iii) the Municipality of Zaanstad, (iv) the Municipality of Landsmeer, and (v) the Municipality of Ouder-Amstel, all entered into on July 6, 1995 in respect of the building, maintaining and operation of the cable networks in Amsterdam, Purmerend, Zaanstad, Landsmeer and Ouder-Amstel respectively

Licenses                       The "machtigingen" (licenses) referred to in
                               Article 3 of each of the KT CAI Agreements

Losses Damages, claims, losses, charges, actions, suits, proceedings, deficiencies, interest, penalties, and reasonable costs and expenses (including reasonable attorneys' fees, removal costs, remediation costs, closure costs, fines, penalties and expenses of investigation and ongoing monitoring)

MediaOne Indemnified Parties   MediaOne and its affiliates, successors and
                               assigns

MediaOne Shareholder Loan      The loan of USD 12,500,000 by MediaOne to the
                               Company, referred to in Section 1.3(b).

Nma The Netherlands Mededingsautoriteit (the Dutch anti-trust authority)

Purchase Price                 The purchase price for the Shares referred to in
                               Section 1.3 (d)

Schedule                       A schedule to this Agreement

Settlement Agreement           The settlement agreement between MediaOne,
                               Philips Media Networks B.V. and KTA dated July
                               6, 1995 concerning the Licenses

Shares 1.001 shares in the share capital of the Company with numbers 1 through and including 500, 1,501 through and including 2,000 and 2,002 with a nominal value of NLG 100 each, representing 50% of the issued and outstanding share capital of the Company

Subsidiary                     The subsidiary that has been designated as the
                               acquiror of the Shares by UPC in writing to MediaOne at least five (5) Business Days before the Closing Date

UPC Indemnified Parties        UPC and its affiliates, successors and assigns


HAVE AGREED AS FOLLOWS:

Article 1 - Purchase and Sale
-----------------------------

1.1  Sale of the Shares and Licenses. Pursuant and subject to the terms and
     -------------------------------
     conditions of this Agreement, MediaOne hereby sells the Shares and the Licenses to UPC and UPC hereby purchases the Shares and the Licenses from MediaOne, together with all rights pertaining to the Shares and Licenses.

1.2  The Closing. Subject to the satisfaction of the conditions set forth in
     -----------
     this Agreement, the Closing shall take place at 10:00 a.m. local time at the offices of Loeff Claeys Verbeke in Amsterdam, The Netherlands, on the later of July 15, 1999 or the third Business Day after all of the conditions set forth in Section 4 have been satisfied or waived, or such other time, date and place as UPC and MediaOne may agree in writing.

1.3  Actions at Closing. At the Closing the following shall occur:
     -------------------

     (a)  Transfer to UPC of the Shares. Pursuant and subject to the terms and
          -----------------------------
          conditions of this Agreement, the Shares shall be transferred to UPC or the Subsidiary. The benefit of and the risk in the Shares shall be deemed to be for the account of UPC or the Subsidiary, as the case may be, as of the Closing Date.

     (b)  MediaOne Shareholder Loan. MediaOne will transfer and assign to UPC or
          -------------------------
          the Subsidiary the MediaOne Shareholder Loan.


     (c)  MediaOne receivables. All moneys owed by the Company, KTA and/or Media
          --------------------
          Group West B.V. to MediaOne or any of its affiliated entities shall be deemed finally settled as part of the total payment referred to under
          (d) below.

     (d)  Payment.
          -------
          In consideration for:
          (i)   the acquisition of the Shares and Licenses,
          (ii)  the assumption of the MediaOne Shareholder Loan,
          (iii) the settlement of the MediaOne receivables as referred to under
          (c) above
          UPC will pay to MediaOne the sum of USD 229,000,000 (two hundred and twenty-nine million US Dollars) in same day funds by wire transfer to the bank account of Loeff Claeys Verbeke Stichting Derdengelden Notarissen with ABN Amro Bank N.V. (account number 51.97.60.794), with reference to file number 99.1.2432. Upon receipt of the funds in the bank account, UPC is fully and finally discharged of its obligation to pay the Purchase Price. The Civil Law Notary shall hold the Purchase Price for the benefit of MediaOne immediately after the Deed of Transfer shall have been passed and is hereby instructed by the Parties to release the Purchase Price upon transfer of the Shares by transferring it to the bank account of MediaOne to be indicated in writing by MediaOne to the above Civil Law Notary prior to the Closing Date.

     (e)  Other Deliveries. The parties shall make the deliveries and perform
          ----------------
          the actions as described in Article 5.

Article 2 - Representations and Warranties
------------------------------------------

2.1   MediaOne represents and warrants to UPC that:

     (a)  Organization, Corporate Power. MediaOne is a company duly incorporated
          -----------------------------
          and validly existing under the laws of The Netherlands. MediaOne has full corporate power and authority to enter into this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of MediaOne and is enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganisation or similar laws of general applicability relating to or affecting enforcement of creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Any assignment, agreement, certificate or other document that MediaOne executes and delivers in connection with this Agreement, when so executed and delivered, will be a valid and binding obligation of MediaOne, enforceable against MediaOne, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws of general applicability relating to or affecting enforcement of creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

     (b)  No Violation. MediaOne's execution and delivery of this Agreement,
          ------------
          its performance, and the consummation of the transactions contemplated hereby will not violate any provision of applicable law, and will not conflict with or result in any breach of any of the terms or conditions of, or constitute a default under (a) any of the governing documents of MediaOne or (b) any agreement, contract or other instrument by which MediaOne or its parent entity is bound.

     (c)  The Shares. Apart from the Shares, MediaOne owns no other shares of
          ----------
          stock, or similar rights in the Company, KTA or MediaGroup West and MediaOne has no option or other right to acquire any such shares or rights other than pursuant to the JV Agreement. MediaOne is the sole owner of the Shares and owns the Shares free from any pledge, lien, charge, security interest, option, right of first refusal or other encumbrance, restriction or claim, except for the transfer restrictions contained in the JV Agreement. MediaOne has not taken any action that would result in the imposition of any pledge, lien, charge, security interest or other encumbrance, restriction or claim upon the Shares.


     (d)  Consents and Approvals. MediaOne has obtained or filed, or prior to
          -----------------------
          the Closing shall obtain or file, all consents, approvals and notifications, governmental, corporate or otherwise (including but not limited to all necessary authorizations from MediaOne's shareholders) necessary for the execution, delivery and performance of this Agreement by MediaOne, and the consummation of the transactions contemplated hereby.

     (e)  Litigation. There are no actions, proceedings, claims or
          ----------
          investigations pending or, to the best knowledge of MediaOne, threatened by or before any court or administrative agency to which MediaOne or its affiliates is a party that questions the validity of this Agreement or any other agreement or document to be executed in connection with this Agreement or seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement.

     (f)  Brokers and Other Liabilities. MediaOne has not employed or retained
          -----------------------------
          any broker, agent or finder, or agreed to pay any fee, commission or similar payment to any such person, on account of this Agreement or the transactions contemplated hereby.

2.2 UPC represents and warrants to MediaOne that (with respect to the Subsidiary only as from the date of designation):

     (a)  Organization, Corporate Power. Each of UPC and the Subsidiary who
          -----------------------------
          acts as transferee of the Shares pursuant to Section 1.3(a) is a company duly incorporated and validly existing under the laws of The Netherlands. Each of UPC and the Subsidiary has full corporate power and authority to enter into this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of each of UPC and the Subsidiary and is enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws of general applicability relating to or affecting enforcement of creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Any assignment, agreement, certificate or other document that UPC or the Subsidiary executes and delivers in connection with this Agreement, when so executed and delivered, will be a valid and binding obligation of UPC or the Subsidiary, as the case may be, enforceable against UPC or the Subsidiary, as the case may be, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws of general applicability relating to or affecting enforcement of creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

     (b)  No Violation. UPC's execution and delivery of this Agreement, its
          ------------
          performance by UPC, and the Subsidiary and the consummation of the transactions contemplated hereby will not violate any provision of law, and will not conflict with or result in any breach of any of the terms or conditions of, or constitute a default under (a) any of the governing documents of UPC or the Subsidiary or (b) any agreement, contract or other instrument by which UPC or the Subsidiary is bound.

     (c)  Consents and Approvals. UPC or the Subsidiary has obtained or filed,
          ----------------------
          or prior to the Closing shall obtain or file, all consents, approvals and notifications, governmental or otherwise, necessary for the execution, delivery and performance of this Agreement by UPC or the Subsidiary, and the consummation of the transactions contemplated hereby.

     (d)  Litigation. There are no actions, proceedings, claims or
          ----------
          investigations pending or, to the best knowledge of UPC, threatened by or before any court or administrative agency to which UPC or its affiliates or the Subsidiary is a party that questions the validity of this Agreement or any other agreement or document to be executed in connection with this Agreement or seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement.

    (e)  Brokers and Other Liabilities. UPC has not employed or retained any
         -----------------------------
         broker, agent or finder, or agreed to pay any fee, commission or similar payment to any such person, on account of this Agreement or the transactions contemplated hereby.

    (f)  Subsidiary. The company, if any, to be designated by UPC as the
         ----------
         Subsidiary shall qualify as a subsidiary of UPC within the meaning of
         Article 24a of Book 2 of the Dutch Civil Code.

Article 3 - Covenants Pending Closing
-------------------------------------

3.1 Pending the Closing:

    (a) neither MediaOne nor UPC shall, without the other Party's prior written consent, take any action that would result (i) in any of its representations and warranties contained in this Agreement not being true, correct and complete in all material respects or (ii) in any of its covenants contained in this Agreement being breached in any material respect;

    (b) MediaOne and UPC shall each promptly advise the other Party of any act or event of which it becomes aware that has the effect of making incorrect any of its representations or warranties or rendering unperformable any of such covenants;

    (c) MediaOne shall use commercially reasonable efforts to fulfill the conditions set forth in Sections 4.2 and 4.3, UPC shall use commercially reasonable efforts to fulfill the conditions set forth in Sections 4.1 and 4.3 and each party shall each use commercially reasonable efforts to cause its respective representations and warranties to remain true and correct as of the Closing Date; and

    (d) MediaOne shall not take any action nor execute any agreement or other document or instrument that creates any obligation or liability for the Company, or that creates any claim or charge against the Company, except for actions duly authorized by the supervisory board of the Company or by the written consent or approval of UPC.

3.2 Pending the Closing, UPC and MediaOne shall co-operate with one another and use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to obtain the consent referred to in Sections 4.3 (c) and (d). In furtherance of the foregoing, UPC and MediaOne shall furnish to one another such information and assistance as the other may reasonably request in connection with obtaining such consent.

Article 4 - Conditions Precedent to Closing
-------------------------------------------

4.1 UPC's obligation to effect the Closing is subject to the fulfillment to UPC's reasonable satisfaction on or before the Closing Date of the following conditions, any of which UPC may waive in writing:

    (a)  Representations and Warranties True on the Closing Date. MediaOne's
         -------------------------------------------------------
         representations and warranties contained in Section 2.1 of this Agreement shall be true and correct on the date of this Agreement and as of the Closing Date with the same force and effect as if they had been made as of the Closing Date.

    (b)  Performance. MediaOne shall have performed and complied with all
         -----------
         agreements, covenants and conditions contained in this Agreement required to be performed or complied with by MediaOne on or before the Closing Date.

    (c)  Consents and Approvals. MediaOne shall have obtained all third party
         ----------------------
         consents and approvals and filed all the notices, governmental or otherwise, necessary for MediaOne's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

    (d)  No Adverse Order. No order, decree, judgment or other judicial or
         ----------------
         administrative action or rule shall have been issued or be pending to restrain, enjoin or prevent the transfer of the Shares to UPC or the Subsidiary.

4.2 MediaOne's obligation to effect the Closing is subject to the fulfillment to MediaOne's reasonable satisfaction on or before the Closing Date of the following conditions, any of which MediaOne may waive in writing:

    (a)  Representations and Warranties True on the Closing Date. UPC's
         -------------------------------------------------------
         representations and warranties contained in Section 2.2 of this Agreement shall be true and correct on the date of this Agreement and as of the Closing Date with the same force and effect as if they had been made as of the Closing Date.

    (b)  Performance. UPC shall have performed and complied with all
         -----------
         agreements, covenants and conditions contained in this Agreement required to be performed or complied with by UPC on or before the Closing Date.

    (c)  Consents and Approvals. UPC shall have obtained all third party
         ----------------------
         consents and approvals and filed all the notices, governmental or otherwise, necessary for UPC's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

    (d)  No Adverse Order. No order, decree, judgment or other judicial or
         ----------------
         administrative action or rule shall have been issued or be pending to restrain, enjoin or prevent the transfer of the Shares to UPC or the Subsidiary.

4.3 Both UPC and MediaOne's obligation to effect the Closing is subject to the fulfillment of on or before the Closing Date of the following conditions:

    (a) ABN Amro having waived in writing any provisions in its NLG 375 million facility document dated 31 January 1996, NLG 90 million facility document dated 31 January 1996 and NLG 45 million facility document dated 16 October 1996 which would be triggered by the acquisition, to the extent such waiver is required for the consummation of this transaction.

    (b) The consent to the Acquisition having been obtained from the municipality of Amsterdam, to the extent such consent is required for the consummation of the transactions contemplated under this Agreement.

    (c)  That either:

         (i) the NMa has announced that: (a) no licence is required for the implementation of the transactions contemplated under this Agreement; or (b) that the provisions of the Competition Act ("Mededingingswet") do not apply to the transactions contemplated under this Agreement; or

         (ii) the NMa has failed to make an announcement as described under (i) above within 4 (four) weeks of receipt of the notification of the transactions contemplated under this Agreement; or

         (iii) in case the NMa has announced that a licence is required for the implementation of the transactions contemplated under this Agreement, the NMa has rendered a decision granting such a licence in terms satisfactory to each of the Parties;

         (iv) in case the NMa has announced that a licence is required for the implementation of the transactions contemplated under this Agreement, the NMa has failed to render a decision as dexcribed under (iii) above within 13 (thirteen) weeks of receipt of the satisfactory request for such a licence.

    (d) That the works council of the Company has rendered its advice (and the waiting period, if any, has expired), and that the necessary consultations with the trade unions pursuant to the SER Merger Code have been completed.

Article 5 - Deliveries at the Closing
-------------------------------------

5.1  MediaOne's Deliveries. MediaOne shall deliver, or cause to be delivered,
     ----------------------
     the following items to UPC, at the Closing (all documents shall be reasonably acceptable in form and substance to UPC):

     (a) The Deed of Transfer assigning to UPC or the Subsidiary, as the case may be, the Shares.

     (b)  A certificate, dated the Closing Date, as to the matters specified in
          Section 4.1.

     (c)  A release from MediaOne, substantially as incorporated in Schedule 2
                                                                    ----------
          attached hereto.

     (d) Resignations, effective as of the Closing Date, of MediaOne's officers, representatives or affiliates from (i) the supervisory boards and the boards of management of the Company, KTA and Media Group West, including, if applicable, a termination of their employment agreement with the Company or the subsidiary of the Company and a waiver of claims they may have on their respective employers in relation to such resignation and (ii) third party boards or bodies on which such officer or representative represents the Company, KTA or Media Group West.

     (e) An assignment by MediaOne to UPC or its Subsidiary of the MediaOne Shareholder Loan.

     (f)  The termination agreement substantially in the form attached hereto as
          Schedule 2.
          ----------

     (g) Any and all confidential and/or proprietary documents from the Company or its Subsidiaries and any documents developed by MediaOne containing or on the basis of confidential and/or proprietary information of the Company and/or its Subsidiaries.

     (h) Any and all right or interest in the Licenses to the extent MediaOne has any rights on the date hereof with respect thereto pursuant to the KT CAI Agreements or the Settlement Agreement.

5.2  UPC's Deliveries. UPC shall deliver, or cause to be delivered, the
     ----------------
     following items to MediaOne, at the Closing (all documents shall be reasonably acceptable in form and substance to MediaOne):

     (a) The Deed of Transfer assigning to UPC or its Subsidiary, as the case may be, the Shares.

     (b)  A certificate, dated the Closing Date, as to the matters specified in
          Section 4.2.


     (c)  A release from UPC, substantially as incorporated in Schedule 2
                                                               ----------
          attached hereto.

     (d)  Funds to MediaOne in the amount and in the manner as referred to in
          Section 1.3(d).

     (e)  The termination agreement substantially in the form attached hereto as
          Schedule 2.
          ----------

Article 6 - Survival and Indemnification
----------------------------------------

6.1  Survival. To the extent required to give them their proper and intended
     --------
     effect, the provisions of this Agreement, including UPC's and MediaOne's representations and warranties, shall survive for one year following the Closing, and this Agreement shall not be deemed merged into any documents delivered pursuant to the Closing; except that (a) the representations
                                        ------
     contained in Sections 2.1(c) shall survive; (b) Sections 6.2, 6.3 and 6.4 shall not terminate at the time provided above if, prior to such time, a Claim Notice (as defined in Section 6.4) has been given to UPC or MediaOne, as applicable; and (c) other provisions of this Agreement, for which some other period of survival is expressed, shall survive for such expressed period.

6.2  Indemnification by UPC. UPC hereby agrees that it shall indemnify, defend
     ----------------------
     and hold harmless the MediaOne Indemnified Parties from, against and in respect of any damages, claims, losses, charges, actions, suits, proceedings, deficiencies, interest, penalties, and reasonable costs and expenses (including reasonable attorneys' fees, removal costs, remediation costs, closure costs, fines, penalties and expenses of investigation and ongoing monitoring) (collectively, the "Losses") imposed on, sustained, incurred or suffered by or asserted against any of the MediaOne Indemnified Parties, directly or indirectly, relating to or arising out of (a) the failure of any representation or warranty made herein by UPC to be true and correct on the date of this Agreement and at the Closing Date, (b) any breach by UPC of any of its covenants herein, (c) any acts or omissions to act occurring on or after the Closing Date that relate to the Company, (d) any litigation concerning the Company.

6.3  Indemnification by MediaOne. MediaOne hereby agrees that it shall attached,
     ---------------------------
     indemnifyattached defend and hold harmless the UPC Indemnified Parties from, against and in respect of any Losses imposed on, sustained, incurred or suffered by or asserted against any of the UPC Indemnified Parties, directly or indirectly, relating to or arising out of (a) the failure of any representation or warranty made herein by MediaOne to be true and correct on the date of this Agreement and at the Closing Date, (b) any breach by MediaOne of any of its covenants herein. Any payment to be made by MediaOne under this Section 6.3 shall be treated, as a reduction of the Purchase Price.


6.4  Claim Information. Within a reasonable period upon discovery of
     ------------------
     circumstances giving rise to a potential or actual claim for Losses, such discovering Party shall notify the other giving reasonable particulars of the facts that give rise to such claim or potential claim and specifying, if practicable, best estimate of the likely amount of the claim or potential claim (the "Claim Notice").

6.5  Limitation. Neither Party shall be liable for any Losses incurred unless
     ----------
     (i) the amount of any individual Losses for which it would otherwise have been liable under this Agreement exceeds NLG 100,000 (related Losses shall be added together to determine the amount of the liability) and (ii) the aggregate amount of all such Losses for which it would otherwise be liable under this Agreement exceeds NLG 500,000.

6.6  Further Assurances. If at any time after the Closing Date, any further
     ------------------
     action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of MediaOne or UPC, as the case may be, shall execute and deliver any further instruments or documents and take all such necessary actions that may reasonably be requested of any of them.

Article 7 - Termination
-----------------------

7.1  Termination. This Agreement may be terminated and the transactions
     ------------
     contemplated hereby may be abandoned as follows:

     (a) by MediaOne if any of the conditions set forth in Section 4.1 and 4.3 shall not have been fulfilled or waived by the Closing Date;

     (b) by UPC if any of the conditions set forth in Section 4.2 and 4.3 shall not have been fulfilled or waived by the Closing Date;

     (c) by either Party if the Closing has not taken place on or before October 31, 1999.

7.2  Effect of Termination. In the event of this Agreement being terminated
     -----------------------
     pursuant to the provision of this Section 7, the Agreement (with the exception of Section 9.1 which shall survive termination of this Agreement indefinitely) and its related agreements shall become void and have no effect, without any liability on the part of any Party or the directors, shareholders, assigns or personal representatives of any Party in respect of this Agreement, other than:

     (a) the liability on the part of each Party for its own expenses incurred in connection with the preparation of the transactions contemplated by this Agreement; and

     (b) the liability of either Party to the other Party for damages and costs incurred by such other Party as a result of this Agreement being terminated as a result of or in connection with the other Party failing to fulfil any of its obligations contemplated in this Agreement.

Article 8 - Non-compete
-----------------------

8.1 MediaOne covenants and agrees with UPC, the Company and its subsidiaries that, for a period of one year after the Closing Date or the final closing of an acquisition of 40 per cent or more of MediaOne Group, Inc., whichever comes earlier, it shall not in the territory in which the Company operates on the date of this Agreement, directly or indirectly

     (a) engage in and/or be concerned with activities which are similar to or competitive with the activities or the products of the Company and/or its subsidiaries as they exist at the time of signing of this Agreement;

     (b) canvass or solicit orders for services similar to those being provided by any of the Company and/or its subsidiaries at the signing of this Agreement from any person who is at the Closing Date or has been at any time within the year prior thereto a customer of any of the Company and/or its subsidiaries;

     (c) engage, employ, solicit or contact with a view to hiring or engaging employees of the Company and/or its subsidiaries. (For the purpose of this clause "employees" shall mean: persons employed by the Company and/or its subsidiaries or persons whose employment with the Company and/or its subsidiaries ended less than a year before the Closing
          Date);

     it being understood, however, that nothing herein shall prevent MediaOne from selling and delivering its Roadrunner products outside and inside the territory in which the Company operates.

8.2 MediaOne covenants and agrees with UPC that it shall not (and shall procure that its respective officers and members of its respective boards of managing directors and supervisory directors, its subsidiaries and the respective officers and members of the respective boards of managing directors and supervisory directors of its subsidiaries shall not) at any time divulge, furnish or make accessible to anyone:

     (a) any confidential or secret knowledge or information with respect to any aspect of the business of the Company and/or its subsidiaries for a period of five (5) years from the Closing Date; or

     (b) any customer or suppliers list or other information relating to the customers or suppliers of the Company and/or its subsidiaries or persons who have dealings with any of the Company and/or its subsidiaries whether or not confidential.

8.3 Each of the restrictions in each of the clauses 8.1 and 8.2 above shall be enforceable by UPC independently of each of the others and its validity shall not be affected if any of the others is invalid. If any of those restrictions is void but would be valid if some part of the restrictions were deleted, the restriction in question shall apply with such modifications as may be necessary to make it valid. MediaOne acknowledges that the provisions of clauses 8.1 and 8.2 are no more extensive than is reasonable to protect the UPC as the purchaser of the Shares.

Article 9 - Miscellaneous
-------------------------

9.1  General. Neither UPC nor MediaOne shall issue any press release or make
     -------
     any other public disclosure relating to the transactions contemplated by this Agreement without the prior written consent of the other and without consulting the other about the content and timing of such release or announcement. The foregoing, however, shall not limit either party's ability to make such public announcements or disclosures as it may consider necessary or appropriate pursuant to the reporting requirements under U.S., Netherlands or other countries' securities laws or regulations or other applicable law or necessary to secure third-party consents, on the condition that the party making an announcement or disclosure shall give the other party reasonable notice before making it.

9.2  Compliance with Laws. The Parties will comply with all applicable laws in
     ---------------------
     respect to the transactions contemplated by this Agreement and in particular with the US Foreign and Corrupt Practices Act and the US Export Regulations.

9.3  Entire Agreement. The Parties confirm that this Agreement, together its
     -----------------
     attachments, supercedes all previous agreements and arrangements made between them with respect to the subject matter hereof.

9.4  Waivers. There shall be no waiver of any term, provision or condition of
     --------
     this Agreement unless such waiver is evidenced in writing duly signed by the waiving party. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision hereof. The failure of any party hereto at any time or times to exercise any right under or to require performance of any provision of this Agreement shall not affect its right to exercise such right or to enforce such provision at a later time.

9.5  Governing Law. This Agreement shall be governed by and construed in
     --------------
     accordance with the laws of The Netherlands.

9.6  Disputes. Any dispute arising under or in connection with this Agreement
     ---------
     shall be finally settled by arbitration in accordance with the rules of arbitration of the Netherlands Arbitration Institute. The arbitration proceedings and all documents delivered to or by the arbitrators shall be in English and the arbitrators shall make their award in accordance with the rules of law.

9.7  Article Headings. The article headings contained in this Agreement are for
     -----------------
     reference purposes only and shall not in any way affect the meaning or interpretations of this Agreement.

9.8  Assignment. None of the parties shall be entitled to assign all or part of
     -----------
     its rights and obligations under this Agreement without the prior written permission of the other party, except that UPC upon notice to MediaOne given at least five Business Days prior to the Closing, may assign in whole or in part its rights to purchase under this Agreement to one or more Subsidiaries of UPC, provided that upon assignment by UPC of all or part of its rights under this Agreement UPC shall be jointly and severally liable for the assignee's obligations hereunder.

9.9  Notices. All notices and other communications to be given or made under
     --------
     this Agreement shall be delivered to the other party in person or sent by registered letter, postage pre-paid and return receipt requested, or by telefax as follows:

     If to UPC, to:             United Pan-Europe Communications N.V.
     Attn:                      General Counsel
     Telefax:                   + 31-20-7789871
     Address:                   Fred. Roeskestraat 123
                                1076 EE Amsterdam
                                The Netherlands

     If to MediaOne, to:        MediaOne International B.V.
     Attn:                      Chief Counsel
     Telefax:                   + 44-171-333-8871
     Address:                   7th Floor, Lansdowne House
                                Berkeley Square
                                London W1X 6HJ
                                United Kingdom

A party may change its address for the purpose of this Agreement by giving notice of such change to the other party in accordance with the provisions of this Article 9.9.

9.10  Expenses. UPC and MediaOne shall each pay its own expenses and those of
      --------
      its advisors incurred in connection with this Agreement and the transactions contemplated hereby.

9.11  Civil Law Notary. MediaOne has knowledge of the fact that the Civil Law
      -----------------
      Notary works with Loeff Claeys Verbeke. With reference to Article 8, 9, 10 and 14.2 of the Guidelines regarding Co-operation between Advocates and Notaries, as determined by the board of the Dutch Royal Organisation of Notaries, UPC hereby expressly agrees that MediaOne is assisted by Loeff Claeys Verbeke in relation to this Agreement and any agreements that may be concluded and any disputes that may arise in connection therewith.

9.12  Invalid Provisions. In the event that any of the provisions contained
      -------------------
      herein shall be deemed invalid or unenforceable then the remaining provisions shall then be deemed to have been replaced by a provision which as closely as possible meets the intention of the parties when inserting the original provision.

9.13  Assistance and Co-operation. MediaOne on the one hand, and UPC and the
      ----------------------------
      Company on the other, shall co-operate (and cause their affiliates to co-operate) with each other and with each other's agents, including accounting firms and legal counsel, in connection with tax matters relating to the Company, including (i) preparation and filing of tax returns, (ii) determining the liability and amount of any taxes due or the right to and amount of refund of any taxes, (iii) examinations of tax returns, and (iv) any administrative or judicial proceedings in respect of taxes assessed or proposed to be assessed. Such co-operation shall include each party making available to the other party all information and documents in its possession relating to the Company and reasonably required in connection with such tax matters. The parties shall retain all tax returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the applicable statute of limitation (including, to the extent notified by any party, any extension thereof) of the tax period to which such tax returns and other documents and information relate. Each of the parties shall also make available to the other party, as reasonably requested and available, personnel (including officers and directors, employees and agents) responsible for preparing, maintaining, and interpreting information and documents relevant to taxes, and personnel reasonably required as witnesses or for purposes of providing information or documents in connection with any administrative or judicial proceedings relating to the above tax matters, provided the requesting party reimburses the other party for the out-of-pocket expenses incurred in connection therewith. Any information or documents provided under this clause 9.13 shall be kept confidential by the party receiving such information or documents, except as may otherwise be necessary in connection with the filing of tax returns relating to the Company or in connection with administrative or judicial proceedings relating to the above tax matters.

IN WITNESS WHEREOF this Agreement was duly executed by the parties hereto on the date first above written.

for and on behalf of                           for and on behalf of
MEDIAONE INTERNATIONAL B.V.            UNITED PAN-EUROPE
                                                    COMMUNICATIONS N.V.


  /s/                                              /s/
-----------------------------------              ------------------------------
By:    Richard Hegstrom                       By:  Mark Schneider
     ------------------------------               -----------------------------
Title: Authorised Representative              Title: Chief Executive Officer
       ----------------------------                  --------------------------

                                                   /s/
                                                  -----------------------------
                                              By:  A.H.E. van Voskuijlen
                                                 ------------------------------
                                              Title: Managing Director
                                                    ---------------------------